                                      LEASE

                                     BETWEEN

           LANDLORD: MAPLE LANE ACQUISITION LIMITED LIABILITY COMPANY

                                       AND

                 TENANT: CREATIVE CONCEPTS IN ADVERTISING, INC.

                              DATED: JUNE 30, 1999

                                     LEASE

         THIS LEASE (this "Lease") is entered into as of the 30TH day of June,1999, by and between MAPLE LANE ACQUISITION LIMITED LIABILITY COMPANY, a Delaware limited liability company ("Landlord"), and CREATIVE CONCEPTS IN ADVERTISING, INC., a Michigan corporation ("Tenant")

                                    SECTION I

                             BASIC LEASE PROVISIONS

LANDLORD:         NAME:    MAPLE LANE ACQUISITION LIMITED LIABILITY
                           COMPANY, a Delaware limited liability company

                  ADDRESS: 1501 Halo Drive
                           Troy, Michigan  48084

TENANT:           NAME:    CREATIVE CONCEPTS IN ADVERTISING, INC.,
                           a Michigan corporation

                  ADDRESS: 5980 W. Touhy Avenue
                           Niles, Illinois 60714

DEMISED
PREMISES:         The land as described in Exhibit A attached hereto (the
                  "Site") and the improvements now or hereafter located thereon in Oakland County, Michigan, commonly known as 1501 Halo
                  Drive, Troy, Michigan (said Site and improvements being
                  hereinafter collectively referred to as the "Demised
                  Premises"), subject, however, to (a) all liens, easements, covenants, restrictions and encumbrances affecting title as of the Commencement Date (as hereinafter defined) and (b) all present and future zoning and other governmental laws,
                  regulations, rules, restrictions, and ordinances.

ORIGINAL LEASE
TERM:             Ten (10) years.

RENEWAL TERM:     One (1) option to renew for a term of five (5) years.

COMMENCEMENT
DATE:             June ____, 1999

ORIGINAL
EXPIRATION
DATE:             Ten (10) years after the Commencement Date.

ANNUAL BASE
RENT:             Fair Market Rent (as hereinafter defined).



USE OF DEMISED
PREMISES:         Executive and administrative offices, warehouse and production facilities, and, with Landlord's consent, which shall not be unreasonably withheld, any other lawful use.

EXHIBITS
ATTACHED:         A - Legal Description of Demised Premises


                                    SECTION 2

                                 GRANT AND TERM

2.1      DEMISED PREMISES

         Landlord, in consideration of the rents to be paid and the covenants, promises and agreements to be performed by Tenant, does hereby lease to Tenant and Tenant hereby rents from Landlord, the Demised Premises described in Section 1.

2.2      ORIGINAL TERM

         A. The original term of this Lease shall be for the Original Lease Term stated in Section 1, commencing on the Commencement Date stated in Section 1 and expiring on the Original Expiration Date stated in Section 1, unless delayed or sooner terminated as herein set forth. Tenant shall have the right to terminate the entire Lease at the end of the sixth (6th) Lease Year (the "Early Termination Date"). Tenant may exercise this right of early termination by delivering notice of such election (the "Termination Notice") to Landlord not more than thirteen (13) months but not less than twelve (12) months prior to the Early Termination Date. In the event that Landlord does not receive a Termination Notice prior to the expiration of such time period (time being of the essence with respect thereto), then such right to terminate the Lease shall become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts. If Tenant fails to execute such instrument within ten (10) days after receipt thereof from Landlord, then such failure shall be a default by Tenant hereunder.

         B. Upon the exercise by Tenant of its right to terminate the Lease in accordance with Section 2.2.A., (a) the term "Original Lease Term", as used in this Lease, shall mean six (6) years, and (b) the term "Expiration Date" shall mean six (6) years after the Commencement Date.

2.3      RENEWAL TERM

         A. Provided that both at the time of the exercise of the option hereinafter set forth and at the time of the commencement of the Renewal Term (as hereinafter defined) this Lease is in full force and effect and provided, further, that Tenant is not then in default hereunder beyond any applicable notice and grace periods, then Tenant is hereby granted the option to renew the Term for one (1) additional period of five (5) years (the "Renewal Term"). The Renewal Term shall commence at the expiration of the Original Lease Term and shall expire on the fifth (5th) anniversary of the expiration date of the Original Lease Term.

Tenant shall exercise the option to renew, if at all, by delivering notice of such election (the "Renewal Notice") to Landlord not less than twelve (12) months but not more than eighteen (18) months prior to the expiration of the Original Lease Term. In the event that Landlord does not receive the Renewal Notice prior to the expiration of such time period (time being of the essence with respect thereto), then such option to renew the Term shall, upon the expiration of such time period, become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts. If Tenant fails to execute such instrument within ten (10) days after receipt thereof from Landlord, then such failure shall be a default by Tenant hereunder. The Renewal Term shall be upon the same terms and conditions of this Lease except that Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term.

         B. Upon the exercise by Tenant of its option in respect of the Renewal Term in accordance with this Section, (a) the term "Lease Term", as used in this Lease, shall mean the Original Lease Term as extended for the Renewal Term, and
(b) the term "Expiration Date" shall mean the date of expiration of the Renewal Term.

         C. Any termination, cancellation or surrender of this Lease (including, but not limited to, Tenant's early termination of the Lease in accordance with
Section 2.2.A. of this Lease) shall terminate any right of renewal for the Renewal Term in respect of the portion of the leased premises as to which this Lease is terminated, cancelled or surrendered.

                                    SECTION 3

                          CONDITION OF DEMISED PREMISES

         Tenant represents that it has examined the Leased Premises and is fully aware of the condition thereof and Tenant acknowledges that it is leasing the Demised Premises in its "As Is" condition as of the Commencement Date. Tenant acknowledges that neither Landlord nor any person purporting to act for Landlord has made any representations concerning the physical condition of any buildings or structures, or any portions thereof constituting a part of the Demised Premises. Notwithstanding the foregoing, nothing contained herein shall be deemed a waiver of any of Tenant's rights under (a) any indemnity made by Landlord herein, (b) that certain Environmental Indemnity Agreement, dated January 6, 1997 (the "Indemnity Agreement"), made by Linden D. Nelson, or (c) that certain Real Property Purchase Agreement, dated January 2, 1997 (the "Purchase Agreement"), between Landlord and HA-LO Acquisition Corporation of Michigan, Inc. (to which Tenant is the successor-by-merger).

                                    SECTION 4

                       POSSESSION AND COMMENCEMENT OF TERM

4.1      POSSESSION AND COMMENCEMENT OF LEASE TERM

         Landlord shall deliver actual possession of the Demised Premises to Tenant on or before the Commencement Date. Tenant's obligation for the payment of Rent, as defined herein, and the term of this Lease shall commence on the Commencement Date. If permission is given to Tenant to occupy all or part of the Demised Premises prior to the

Commencement Date, Tenant covenants and agrees that such occupancy shall be governed by all terms and conditions of this Lease, and the Commencement Date and the Expiration Date shall not be changed.

4.2      LANDLORD NOT LIABLE FOR DELAYS

         Under no circumstances shall Landlord be liable for any delays in the delivery of possession of the Demised Premises to Tenant on the Commencement Date. Tenant's sole and exclusive remedy shall be the abatement of Rent until the Demised Premises are ready for occupancy and possession is delivered to Tenant.

4.3      MEMORANDUM

         Within thirty (30) days after the delivery of possession to Tenant, Tenant shall join with Landlord in the execution of a written memorandum confirming the Commencement Date and Expiration Date of the Lease Term. Tenant's failure to execute the Memorandum shall be a default by Tenant under this Lease. Landlord's default under this Lease shall not relieve Tenant of the obligation to execute the Memorandum within such thirty (30) day period.

                                    SECTION 5

                                      RENT

5.1      BASE RENT

         (a) During the Original Lease Term and the Renewal Term, if applicable, Tenant shall pay to Landlord annual fixed rent (the "Annual Base Rent") in an amount equal to the Fair Market Rent (as hereinafter defined) as of the date (the "Rent Appraisal Date") which is not less than sixty (60) days prior to (i) the Commencement Date, with respect to the first five (5) years of the Original Lease Term or the entire six (6) years of the Original Lease Term if Tenant exercises its early Lease termination right in accordance with Section 2.2.A. of this Lease, (ii) the commencement of the sixth (6th) Lease Year, with respect to the remainder of the Original Lease Term if Tenant does not exercise its early Lease termination right in accordance with Section 2.2.A. of this Lease, and
(iii) the commencement of the Renewal Term, with respect to the Renewal Term. The Annual Base Rent shall be payable in monthly installments, in advance, on the first day of each and every calendar month during the Lease Term and the Renewal Term, if applicable, without notice or demand and without any set-off, abatement or deduction whatsoever, at the office of Landlord stated in Section 1, or at such other place as Landlord may designate from time to time in writing. The first monthly installment of Annual Base Rent shall be due and payable at the time of the execution of this Lease. Such first monthly installment of Annual Base Rent shall be in the amount due for the first month of the Original Lease Term. The first monthly installment of Annual Base Rent shall be credited by Landlord against the first monthly installment of Annual Base Rent due during the Lease Term. If the Lease Term shall commence on a day other than the first day of a calendar month, or shall end on other than the last day of a calendar month, then the monthly installment of Annual Base Rent due for such partial month shall be pro-rated.

         (b) For the purposes of this Article, the term "Fair Market Rent" shall mean the then annual fair market rental rate that would be paid by a willing tenant, not compelled to lease, and accepted by a willing landlord, not compelled to lease, for the Demised Premises as of the pertinent date, considering (a) that Additional Rent shall continue to be payable during the 10-year period of the Original Lease Term or the 5-year period of the Renewal Term, as applicable, without any changes in this Lease relating to Additional Rent, (b) the age and quality of the Building as of such date, (c) the length of the applicable Term, and (d) such other factors that Landlord and Tenant reasonably agree shall be relevant at the applicable date. Fair Market Rent shall be determined by mutual agreement between Landlord and Tenant (based upon the above factors) and shall be set forth in a writing to be executed by Landlord and Tenant; provided, however, that the failure of either party to execute such writing shall not affect the determination of Fair Market Rent.

         (c) Landlord and Tenant hereby mutually agree that the Fair Market Rent with respect to the first five (5) years of the Original Lease Term shall be an amount equal to $10.13 per square foot for the 102,007 square feet of the improvements existing on the Demised Premises as of the Commencement Date, such that the Annual Base Rent for the first five (5) years of the Original Lease Term shall be an amount equal to $1,033,330.91.

5.2      RENT NET OF EXPENSES

         Landlord and Tenant intend that the Annual Base Rent due hereunder, together with any adjustments during the Lease Term, shall be absolutely net of all costs, expenses, taxes (real and personal) and charges of every kind and nature whatsoever relating to the ownership, occupancy or use of the Demised Premises (all of which shall be paid by Tenant) so that the Annual Base Rent, together with any adjustments, constitutes the minimum income received by Landlord from the Lease of the Demised Premises. Tenant shall indemnify and hold Landlord harmless from and against any such costs, expenses, taxes (real or personal, but excluding income taxes assessed against Landlord) and charges.

5.3      ADDITIONAL RENT

         All amounts due from Tenant and payable to Landlord other than Annual Base Rent, including, without limitation, if applicable, taxes and assessments pursuant to Section 8 hereof and insurance premiums pursuant to Section 13 hereof, shall be deemed to be Additional Rent. Upon Tenant's failure to pay any such Additional Rent, Landlord, in addition to any other remedies, shall have the same rights and remedies provided for Tenant's failure to pay the Annual Base Rent. (The Annual Base Rent and the Additional Rent, are herein collectively referred to as "Rent"). Tenant shall pay any and all sums of money or charges required to be paid by Tenant under this Lease promptly when the same are due, without any deduction, abatement or setoff whatsoever.

5.4      LEASE YEAR

         Lease year shall mean a period of twelve (12) consecutive calendar months. The first lease year shall begin on the Commencement Date. Each succeeding lease year shall commence on the anniversary of the Commencement Date.

5.5      DELINQUENCY CHARGE

         If Tenant shall fail to pay all or any portion of a monthly installment of Annual Base Rent, within ten (10) days after notice from Landlord that the same is due, Tenant shall pay a delinquency charge equal to five percent (5%) of the unpaid amount to reimburse Landlord for the costs incurred as the result of such late payment and not as a penalty. Such delinquency charge shall be due and payable upon Landlord's demand.

5.6      DEFAULT CHARGE

         If Tenant shall default in any payment or expenditure other than Annual Base Rent required to be paid or expended by Tenant under the terms hereof, then Landlord may, at its option, make such payment or expenditure in accordance with
Section 22. In such event, the amount thereof shall be due and payable as Additional Rent to Landlord by Tenant, together with the next monthly installment of Annual Base Rent, together with interest thereon at a rate equal to the sum of the then prevailing "prime interest rate" (as hereinafter deemed) plus four percent (4%) (but in no event in excess of the highest legal rate) from the date of such payment or expenditure by Landlord until the date of the payment by Tenant, to cover Landlord's loss of the use of the funds and administrative costs resulting from Tenant's failure. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default. Upon Tenant's failure to pay said Additional Rent together with interest, such interest shall continue for each month or portion thereof outstanding until the date of payment. The "prime interest rate" for purposes of this Lease shall mean the rate of interest announced by the majority of commercial banks doing business in Detroit, Michigan as the "prime interest rate". The "prime interest rate" shall be determined as of the date of Landlord's payment or expenditure.

5.7      DISPUTE OF FAIR MARKET RENT

         In the event Landlord and Tenant shall be unable to agree on the Fair Market Rent, then the determination of Fair Market Rent shall be determined by a duly qualified real estate appraiser who shall not be affiliated with either Landlord or Tenant and who shall be an MAI appraiser with at least ten (10) years' experience in the determination of fair market rentals in comparable buildings in Troy, Michigan. If Landlord and Tenant are unable to agree upon an appraiser, then Landlord and Tenant shall each appoint an appraiser having the qualifications set forth above and such two (2) appraisers shall select a third appraiser. The Fair Market Rent shall then be the average of the determinations made by the three (3) appraisers; provided, however, that if one (1) of such determinations differs from the other two (2) by more than fifteen percent (15%), then such determination shall not be used in the determination of Fair Market Rent and Fair Market Rent shall be the average of the other two (2) determinations. The fees of the appraisers shall be borne equally by Landlord and Tenant.

5.8      NO ABATEMENT

         No abatement, diminution or reduction in Annual Base Rent or any other charges required to be paid by Tenant pursuant hereto shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes; and, except as expressly provided in Section 14.2 of this Lease, no diminution in the amount of the space used by Tenant caused by legally required changes in the construction, equipment, fixtures, operation or use of the Demised Premises shall entitle Tenant to any abatement, diminution or reduction of the Annual Base Rent or any other charges required to be paid by Tenant pursuant to the terms of this Lease. Notwithstanding any other provision of this Lease, in the event (i) there is an interruption of utility services which (x) is the result of Landlord's gross negligence or willful misconduct and is not caused by the acts or omission of Tenant or any employee, agent or contractor of Tenant, (y) continues for a period of (10) Business Days after Tenant has notified Landlord of the same, and (z) causes the Demised Premises to be uninhabitable for general, administrative or executive office use and Tenant does not in fact use any portion of the Demised Premises, then Tenant shall be entitled to abate the payment of all Annual Base Rent due under the provisions of this Lease for the period commencing on the eleventh (11th) Business Day of the existence of such condition and ending on the date that such condition no longer exists or the date on which Tenant occupies any portion of the Demised Premises, if earlier.

5.9      RENT RESTRICTIONS

         If any of the Rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Laws (as hereinafter defined), Tenant shall enter into such agreement(s) and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less
(ii) the rents and payments in lieu of rents paid by Tenant during the period such legal rent restriction was in effect.

                                    SECTION 6

                                    UTILITIES

         Tenant agrees to pay all charges made against the Demised Premises for gas, heat, water, air conditioning, electricity, sanitary and storm sewage disposition, telephone and all other utilities during the Lease Term as the same shall become due. Landlord shall not be liable to Tenant for the quality or quantity of any such utilities, or for any interruption in the supply of any such utilities, unless such interruption is the direct result of Landlord's gross negligence or willful misconduct, in which event Landlord's liability shall be limited as set forth in Section 5.8 hereof.

                                    SECTION 7

                              INTENTIONALLY OMITTED

                                    SECTION 8

                              TAXES AND ASSESSMENTS

8.1      OBLIGATION

         Tenant agrees to pay directly to the applicable taxing authority all Taxes, as defined in Section 8.2, on the Demised Premises during the Lease Term, as and when the same become due and payable.

8.2      DEFINITION OF TAXES

         "Taxes" shall be defined as: (a) all taxes (either real or personal), assessments (general or specific), all water and sewer rents, rates and charges, and all other municipal and governmental impositions and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which may at any time during the Lease Term be assessed, levied, confirmed, imposed upon, or become due and payable out of, or with respect to, or which may become a lien upon the land, buildings or improvements comprising the Demised Premises or any part thereof or any appurtenance thereto;
(b) a tax or surcharge of any kind or nature upon, against or with respect to the parking areas or the number of parking spaces on the Demised Premises; (c) any tax imposed on this Lease or based on a reassessment of the Demised Premises due to a change in ownership or a transfer of all or part of Landlord's interest in the Demised Premises; (d) any tax levied upon Landlord in full or partial substitution for, or as a supplement to, any taxes previously included within the definition of "Taxes"; (e) all costs and expenses incurred by Landlord during negotiations for or contests of the amount of such taxes and assessments, without regard to the result, including, without limitation, actual attorneys' fees, which shall not exceed any reductions obtained; and (f) the Michigan Single Business Tax.

8.3      PAYMENTS

         The Taxes for the years in which this Lease commences and terminates shall be prorated on a due date basis. On the Commencement Date, Tenant shall reimburse Landlord for the Taxes paid by Landlord for the calendar year in which the Commencement Date occurs and allocated to the calendar months occurring after the Commencement Date. Upon conclusion of this Lease, Landlord shall reimburse Tenant for Taxes paid by Tenant for the calendar year in which the Lease terminates and allocated to the calendar months occurring after the Termination Date. In the event a refund of Taxes previously paid by Tenant is obtained, Landlord shall, credit the portion which relates to the Demised Premises to the next payment due under this Section. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Taxes assessed or levied against the property to which such bill or return relates. Tenant shall furnish to Landlord promptly after payment of any Taxes, and at any time within five (5) days after

Landlord's request, receipts for the payment of the same or other evidence satisfactory to Landlord that such payments have been made. In addition, Tenant shall furnish to Landlord, semi-annually throughout the Term, a certificate of Tenant (or an officer of Tenant, if Tenant is a corporation), stating that all Taxes have been paid to date. In addition, if Tenant shall fail to pay any Taxes, or any part thereof, Landlord shall have the right, but shall not be obligated, to pay the same, and all amounts so paid, including, but not limited to, costs, penalties and interest, shall constitute Additional Rent hereunder, and shall be repaid to Landlord by Tenant immediately on rendition of a bill therefor by Landlord, and in the event of nonpayment Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein or by law in case of nonpayment of Annual Base Rent.

8.4      INTENTIONALLY OMITTED.

8.5      RIGHT TO CONTEST TAXES

         Tenant shall have the right to contest the amount of the Taxes at Tenant's sole cost and expense, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, Tenant shall promptly pay and discharge such Taxes and any penalties or interest assessed thereon, unless such proceedings and the posting of a bond or other security shall (a) operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest and (b) prevent Landlord's default in the payment of Taxes required under any mortgage upon the Demised Premises. Landlord agrees to join Tenant in such proceedings, if necessary, provided Tenant pays all costs and expenses incurred by Landlord, including reasonable actual attorneys' fees.

8.6      TENANT'S TAXES

         Tenant shall pay all real and personal property taxes levied or assessed against Tenant's property and improvements upon or affixed to the Demised Premises, including taxes attributable to all alterations, additions, or improvements made by Tenant.

                                    SECTION 9

                             USE OF DEMISED PREMISES

9.1      USE OF DEMISED PREMISES

         Tenant shall use and occupy the Demised Premises during the Lease Term only for the purpose stated in Section 1, and attendant office use and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or permit any person to use the Demised Premises or any part thereof for any use or purpose other than the use stated in Section I or in violation of any law, statute, order, ordinance, code, rule or regulation of any federal, state or municipal body or other governmental agency or authority having jurisdiction thereof, including, without limitation, occupational safety and health requirements, community right to know requirements, requirements pertaining to the possession, generation, transportation, treatment and disposal of hazardous substances and hazardous wastes, or pollution standards or requirements ("Laws"), or any building and use restrictions ("Restrictions") affecting the Demised Premises, if any. Tenant shall comply with all such present and future Laws and Restrictions affecting the Demised Premises and the cleanliness, safety, occupation and use of the same, at Tenant's sole cost and expense. Tenant shall, at Tenant's expense, obtain such approvals, permits or certificates, including, without limitation, a certificate of occupancy, or other occupancy permit that may be required in order for Tenant to occupy and use the Demised Premises. Landlord and Tenant shall promptly notify each other of, and provide each other with copies of, all notices, requests, orders, complaints or other correspondence directed to Landlord or Tenant, as the case may be, from any federal, state or municipal body or governmental agency or authority pertaining to any actual or alleged violation of Laws or Restrictions.

9.2      CARE OF DEMISED PREMISES

         Tenant shall keep the Demised Premises orderly, neat, safe and clean and free from rubbish and dirt at all times. Tenant shall keep the driveways and walkways within the Demised Premises free from trash and garbage. Tenant shall not burn any trash or garbage at any time in or about the Demised Premises. At the expiration or sooner termination of the Lease Term, Tenant shall surrender the Demised Premises in as good a condition and repair as existed at the time Tenant took possession, reasonable wear and tear excepted.

9.3      HAZARDOUS SUBSTANCES

         Tenant shall not cause or permit the Demised Premises to be used to generate, manufacture, refine, transport, treat, dispose, produce or process hazardous substances as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss.9601(14), hazardous wastes as defined in Section 1004(5) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6903(5) or extremely hazardous substances as defined in the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. ss.11001 ET SEQ. or any other hazardous or toxic substances or uristes as defined in any other federal, state or local Environmental Laws (hereinafter collectively referred to as "Hazardous Substances"). Hazardous Substances shall also include any petroleum or asbestos containing materials. Environmental Laws mean any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, or codes relating to environmental matters, including by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource, Conservation and Recovery Act of 1976, the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Federal Hazardous Materials Transportation Act, the Toxic Substance Control Act, and any amendments or extensions thereof, and any rules, regulations, orders, standards or guidelines issued pursuant to any of the aforesaid and all other applicable environmental standards or requirements. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall have the right to store hazardous substances at the Demised Premises which are typically kept by tenants engaged in businesses similar to Tenant, provided that such storage is in compliance with all applicable laws relating to such hazardous substances. Landlord shall remain liable for any contamination existing at the Demised Premises on or prior to the Acquisition Date (as hereinafter defined).

9.4      AFFIDAVIT AND QUESTIONNAIRE

         Tenant shall submit to Landlord annually, or more often if reasonably requested by Landlord or Landlord's mortgagee, a sworn affidavit signed by the Chief Officer of Tenant, setting forth in detail, the identity, quantity and purpose of all Hazardous Substances and any similar substances used or present on the Demised Premises and the dates and period of time that such substances were brought onto or retained on the Demised Premises.

9.5      ENVIRONMENTAL REPORT

         Within sixty (60) days prior to the expiration of the Lease Term or any extension of the Lease Term, if any, Tenant shall have the Demised Premises thoroughly inspected by an environmental consultant reasonably acceptable to Landlord for purposes of determining whether the Demised Premises is free from all Hazardous Substances. Tenant shall deliver to Landlord a copy of the environmental consultant's report thirty (30) days prior to the expiration of the Lease Term. In the event the report discloses the existence of any Hazardous Substances, with respect to which there is required any clean-up or any other form of remediation or other response (collectively "Remediation") as a result of Hazardous Substances that are not identified in (i) the Phase I Environmental Site Assessment Report, prepared by AKT Environmental Consultants, Inc., dated December ____, 1996, or (ii) the Baseline Environmental Assessment, prepared by AKT Environmental Consultants, Inc., dated December ____, 1996, Tenant shall perform such immediately and deliver the Demised Premises with the conditions specified in the report "remediated", to the full satisfaction of Landlord. In the event the conditions specified in the report require Remediation which cannot be completed prior to the expiration of the Lease Term and Landlord cannot, prior to such completion, lease the Demised Premises to another party, Tenant shall be obligated to reimburse Landlord the greater of (1) the fair market rental value of the Demised Premises, or (2) the Annual Base Rent, as adjusted, for each day delivery of the Demised Premises to Landlord in the required condition is delayed beyond the expiration of the Lease Term. The Tenant shall also deliver to the Landlord a letter of credit in an amount equal to the costs of Remediation plus either the fair market rental value of the Demised Premises or the Annual Base Rent, as adjusted, at least ten (10) days prior to the expiration of the Lease Term. For the purposes of the preceding sentence, the costs of Remediation shall be deemed to be that amount so determined by the environmental consultant.

9.6      OBLIGATION OF TENANT

         The obligations and liabilities of Tenant under Sections 9.1 through 9.5, shall hereby survive termination of this Lease.

                                   SECTION 10

                            INDEMNITY; NON-LIABILITY

10.1     INDEMNITY

         (a) Tenant covenants to indemnify Landlord (except for loss or damage resulting from the gross negligence or willful misconduct of Landlord, its agents or employees), each superior lessor and superior mortgagee, and any managing agent of Landlord, and their respective officers, directors, stockholders, beneficiaries, partners, representatives, agents and employees, and save them harmless from and against any and all claims, actions, damages, liability, cost and expense, including reasonable attorneys' fees, in connection with all losses, including loss of life, personal injury and/or damage to property, arising from or out of any occurrence in, upon or at the Demised Premises or the occupancy or use by Tenant of the Demised Premises or any part thereof, or arising from or out of Tenant's failure to comply with any provision of this Lease or occasioned wholly or in part by any act or omission of Tenant, its subtenants, agents, contractors, suppliers, employees, servants, invitees or licensees, in each case, only to the extent in excess of any insurance proceeds collectible by Landlord or such injured party with respect to such damage or injury (subject to the provisions of Section 13.4). The obligations of Tenant under this Section 10.1(a) shall survive the expiration or sooner termination of this Lease.

                  (b) Landlord agrees to indemnify Tenant (except for loss or damage resulting from the gross negligence or willful misconduct of Tenant, its agents, or employees), its officers, directors, stockholders, beneficiaries, partners, representatives, agents and employees, and save them harmless from and against any and all claims, actions, damages, liability, cost and expense, including reasonable attorneys' fees, in connection with all losses, including loss of life, personal injury and/or damage to property, arising from or out of any occurrence in, upon or at areas of the Building not leased to or occupied by Tenant, in each case, only to the extent in excess of any insurance proceeds collectible by Tenant or such injured party with respect to such damage or injury (subject to the provisions of Section 13.4), but Landlord shall have no liability for consequential damages. The obligations of Landlord under this
Section 10.1(b) shall survive the expiration or sooner termination of this Lease.

                  (c) In case any party indemnified pursuant to the foregoing terms of Section 10.1(a) or 10.1(b), as the case may be, shall, without fault, be made a party to any litigation commenced by or against the indemnifying party, or if any such indemnified party shall, in its reasonable discretion, determine that it must intervene in such litigation to protect its interest hereunder, including, without limitation, as to Landlord, the incurring of costs, expenses, and attorneys' fees in connection with relief of Tenant ordered pursuant to the Bankruptcy Code (11 USC ss. 101 ET. SEQ.), then the indemnifying party shall protect and hold such indemnified party harmless by attorneys reasonably satisfactory to such indemnified party and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by such party in connection with such litigation. The provisions of this Section 10.1(c) shall survive the expiration or sooner termination of this Lease.

10.2     NON-LIABILITY

         Neither Landlord nor Landlord's agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Demised Premises for, and Tenant shall save Landlord, the lessor under any underlying lease, any mortgagee of the Demised Premises and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighboring property or caused by operations in construction of any private, public or quasi-public work) or from any latent or patent defects in the Demised Premises, except to the extent due to the gross negligence or willful misconduct of Landlord or Landlord's agents, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as incidental to the reasonable use of the Demised Premises for the purposes herein permitted will be brought upon or be kept in the Demised Premises; provided, however, that even if due to any such gross negligence or willful misconduct of Landlord or Landlord's agents, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith and Landlord and Landlord's agents shall not be liable, to the extent of Tenant's insurance coverage, for any loss or damage to any person or property even if due to the negligence of Landlord or Landlord's agents.

10.3     LIABILITY INSURANCE

         Tenant shall procure and keep in effect during the Lease Term, for the benefit of Landlord and any mortgagee of the Demised Premises, liability insurance affording the coverage and in the amount as is customarily carried by either Tenant or HA-LO Industries, Inc. with respect to properties similar to the Demised Premises owned or leased by it. Such insurance policies shall name Landlord and any mortgagee of the Demised Premises as additional insureds by specific endorsement. Tenant shall also maintain all other insurance and/or other amounts required by law or by Landlord's mortgagee.

10.4     TENANT'S CONTRACTOR'S INSURANCE

         Tenant shall require any contractor performing work on the Demised Premises to take out and keep in force, at no expense to Landlord, (a) comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection to the limit, for each occurrence, of not less than Three Million Dollars ($3,000,000.00) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage; and
(b) worker's compensation or similar insurance in form and amounts required by law. The liability insurance shall name Landlord and any mortgagee of the Demised Premises, or any portion thereof, as additional insureds by specific endorsement.

10.5     DELIVERY OF POLICY AND SPECIAL ENDORSEMENT

         The insurance policies required by this Section 10 shall contain provisions or special endorsements satisfactory to Landlord and Landlord's mortgagee, if any, prohibiting cancellation, alterations, changes, amendments, modifications, deletions or reductions in coverage either at the instance of Tenant or the insurance company issuing the policy, without at least thirty (30) days prior written notice having been given to Landlord at the address stated above. Original insurance certificates and copies of insurance policies and all renewals thereof, together with receipts evidencing payment in full of the premiums thereon, shall be delivered promptly to Landlord and in no event less than thirty (30) days prior to expiration of such insurance.

                                   SECTION 11

                             MAINTENANCE AND REPAIRS

11.1     MAINTENANCE AND REPAIRS

         Tenant shall, at its sole cost and expense, at all times during the Lease Term, maintain and repair and keep neat and in good appearance, repair and condition the Demised Premises and all parts thereof, including, but not limited to, the roof, foundations, exterior, interior, ceiling, electrical system, plumbing system, HVAC system, storm sewers, sanitary sewers, water main, the driveways, walkways, parking area, lighting facilities, landscaping and land, which are part of the Demised Premises. The plumbing system, including the sewage facility, serving the Demised Premises shall not be used for any purpose other than for which it was constructed and Tenant shall not introduce any matter therein which results in blocking such system. Tenant shall, at its sole risk, cost and expense, promptly make all needed repairs, replacements and restorations, interior and exterior, ordinary and extraordinary, structural and non-structural, foreseen and unforeseen, in and to the Demised Premises (including, but not limited to, the roof and foundations) and equipment and personal property now or hereafter erected upon or installed in or forming a part of the Demised Premises, including, without limitation, vaults, sidewalks, curbs, water, sewer and gas connections, meters, pipes and mains, and all other fixtures and equipment now or hereafter belonging to, adjoining or connected with the Demised Premises or used in its operation. All such repairs, restorations and replacements shall be of good quality sufficient for the proper maintenance and operation of the Demised Premises and shall be constructed and installed in compliance with all Laws and insurance requirements. To the extent possible, repairs, restorations and replacements shall be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall, at its sole cost and expense, contract with contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, for the performance of all maintenance and repairs required of Tenant under this Lease. Tenant shall perform such maintenance and repair so as to maintain the Demised Premises in a first-class condition. Such maintenance and repair obligations shall include items deemed to be capital improvements for tax purposes. The maintenance and repair obligations of Tenant hereunder shall survive termination of this Lease.

11.2     COMPLIANCE WITH LAWS

         During the Lease Term, Tenant, at its sole cost and expense, shall make any repairs, additions, modifications or alterations to the Demised Premises, regardless of the nature thereof, which are required by any Laws or Restrictions (as defined in Section 9.1) or required by the insurance carrier to maintain the insurance required under this Lease.

                                   SECTION 12

                              TENANT'S ALTERATIONS

12.1     ALTERATIONS

         Tenant shall not make any alterations, additions, modifications or improvements ("Alterations") to the Demised Premises which Alterations cost in excess of $100,000.00, in the aggregate, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If such Alterations require consent by or notice to the holder of any mortgage on the Demised Premises, Tenant, notwithstanding anything to the contrary contained in this Article, shall not proceed with the Alterations until such consent has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of any such mortgage with respect to the proposed Alterations have been met or complied with at Tenant's expense; and Landlord, if it consents to the Alterations, will request such consent or give such notice, as the case may be. Landlord will not unreasonably withhold its consent with respect only to nonstructural Alterations which do not modify the exterior of the Building, do not adversely affect the architectural design or systems as described in Section 11.1, will not result in a violation of or require a change in any certificate of occupancy applicable to the Demised Premises, and do not involve any demolition work or which do not change the character of the Demised Premises. Tenant shall notify Landlord in writing and obtain prior written consent of Landlord for any Alterations which involve asbestos-based fire retardants, ceiling tiles, pipes or other asbestos-containing materials. All alterations made by Tenant to the Demised Premises, other than Tenant's trade fixtures, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises at the termination of this Lease, without molestation or injury unless Landlord consents in writing to Tenant's removal of such alterations and Tenant repairs any damage or injury caused thereby in a good and workmanlike manner. Notwithstanding anything to the contrary herein, Landlord, at its option, may at the expiration of the Lease Term require Tenant, at Tenant's sole cost and expense, to remove any Alterations (other than Tenant's trade fixtures) made by Tenant during the Lease Term and to promptly repair any damage or injury caused thereby in a good and workmanlike manner. All alterations made by Tenant or the removal thereof shall be made free of all liens and encumbrances and in compliance with all Laws and Restrictions. Tenant, at its expense, shall (a) obtain all necessary governmental permits and certificates for the commencement and prosecution of the Alterations and for final approval thereof upon completion, (b) deliver copies thereof to Landlord, and (c) cause the Alterations to be performed in compliance therewith and in compliance with all insurance requirements and all applicable requirements of mortgagees, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Demised Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant, at its expense, after reasonable prior notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any lien filed against the Demised Premises, provided that: (i) Landlord shall not be subject to criminal penalty or to prosecution for a crime, nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, nor shall the certificate(s) of occupancy for the Demised Premises be suspended or threatened to be suspended by reason of such contest; (ii) before the commencement of such contest, Tenant shall provide Landlord, each superior lessor and superior mortgagee, any managing agent of Landlord, and their respective officers, directors, shareholders, beneficiaries, partners, representatives, agents and employees with an indemnity reasonably satisfactory to such parties against the cost of liability resulting from or incurred in connection with such contest; (iii) such contest shall not constitute or result in any violation of the terms of any superior lease or superior mortgage, or if any such superior lease and/or superior mortgage shall condition such contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (iv) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, superior lessor, superior mortgagee or any of their officers, directors, partners, shareholders, agents or employees may be charged with a crime of any kind whatever. Pending the resolution of such contest, Tenant shall be required to post a bond in the amount required to discharge such lien. Tenant shall indemnify, defend and hold Landlord harmless from and against any such liens, encumbrances and violations of Laws and Restrictions or claims relating thereto. The existence of any lien or encumbrance or without the posting of a bond insuring against collection of the same from Demised Premises, violation of Laws or Restrictions, shall constitute a default hereunder. The repair obligations of Tenant hereunder shall survive the termination of this Lease.

12.2     CONSTRUCTION LIENS

         Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Demised Premises. If Tenant shall suffer or permit any construction liens to be filed against the Demised Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Demised Premises or any part thereof through or under Tenant, Tenant shall cause the same to be discharged of record within twenty (20) days after the date of filing the same. If Tenant shall fail to discharge such construction lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is, or may be, prescribed by law. Any amount paid by Landlord for any of the aforesaid purposes, and all actual legal and other expenses of Landlord, including actual counsel fees, incurred in connection with the discharge of any such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at a rate per annum equal to the Prime Rate publicly announced by Comerica Bank from time to time, plus four percent (4%), but in no event higher than the legal limit, from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as Additional Rent. Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any construction lien law.

                                   SECTION 13

                         PROPERTY INSURANCE, REBUILDING

                            AND WAIVER OF SUBROGATION

13.1     PROPERTY INSURANCE

         13.1.1 Tenant shall, during the Lease Term, carry at its expense insurance for the benefit of Landlord and any mortgagee of the Demised Premises, or a portion thereof, against fire, vandalism, malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement and, at the option of any superior mortgagee, special extended coverage endorsements, insuring the Demised Premises for not less than the full replacement and reconstruction cost, valued on a replacement cost basis of the Building and improvements which are a part of the Demised Premises. If Tenant fails to maintain such insurance coverage, Landlord may, at its option, procure such insurance for the account of Tenant and the cost thereof shall be paid by Tenant to Landlord upon delivery to Tenant of bills therefor. The insurer or insurers shall be such as are the issuers of the insurance policies currently in effect at Tenant's or HA-LO Industries, Inc.'s other owned or leased properties similar to the Demised Premises. The policies or certificates of all such insurance and all renewals thereof, together with receipts evidencing payment in full of the premiums thereon, shall be delivered promptly to Landlord and in no event less than thirty (30) days prior to the expiration of such insurance. The terms and conditions of all policies and endorsements thereto shall be in the form and content of the policies of insurance currently maintained by Tenant or HA-LO Industries, Inc. with respect to other owned or leased properties similar to the Demised Premises. All of the required policies of insurance shall contain provisions satisfactory to Landlord prohibiting cancellation, alterations, changes, amendments, modifications, deletions or reductions in coverage, either at the instance of the Tenant or of the insurance company issuing the policy, without at least thirty (30) days prior written notice having been given to Landlord at the address of Landlord stated above, and shall name Landlord as a loss payee and any mortgagee of the Demised Premises as a loss payee under the standard mortgage loss payable endorsement. Tenant shall not, without the prior written consent of Landlord, cancel, alter, change, amend, modify, delete or reduce the coverage of any required policy of insurance. In the event of loss or damage, the proceeds of the insurance shall be paid to Landlord and such mortgagee alone, to be used to rebuild in accordance with Section 13.2 hereof. Landlord is authorized to adjust and compromise such loss without the consent of Tenant, to correct, receive and receipt for such proceeds in the name of Landlord and Tenant and to endorse Tenant's name upon any check in payment thereof. The power granted hereby shall be deemed to be coupled with an interest and shall be irrevocable.

         13.1.2 During the Lease Term, Landlord shall carry rental interruption insurance, in an amount equal to Tenant's Annual Base Rent for twelve (12) full months under this Lease plus the total of the estimated costs to Tenant of Taxes, utilities and insurance premiums for such twelve (12) month period. Tenant shall, from time to time, reimburse Landlord for the total cost of such insurance, such reimbursement to be made within fifteen (15) days after receipt of a written statement from Landlord setting forth such cost.

         13.1.3 Tenant shall, during the Lease Term, carry, at its expense, insurance against fire, vandalism, windstorm, explosion, smoke damage, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant's trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the Demised Premises, in an amount equal to the actual replacement cost thereof and furnish Landlord with a certificate evidencing such cover-age. If Tenant fails to maintain such insurance coverage, Landlord may, at its option, procure such insurance for the account of Tenant and the cost thereof shall be paid by Tenant to Landlord upon delivery to Tenant of bills therefor.

         13.1.4 Tenant shall not carry any stock of goods or do anything in or about the Demised Premises which will in any way tend to increase the insurance rates on the Demised Premises. If Tenant installs any electrical equipment that overloads the electrical lines in the Demised Premises, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters or governmental authorities having jurisdiction. Tenant shall not violate or knowingly permit any occupant of the Demised Premises, or any part thereof, to violate any of the conditions or provisions of any such policy, and Tenant shall so perform and satisfy the requirements of the insurers writing such policies so that at all times insurers of good standing, satisfactory to Landlord, shall be willing to write or continue such insurance.

13.2     REBUILDING

         In the event, during the Lease Term, the improvements on the Demised Premises are damaged or destroyed in whole or in part by fire or other casualty insured under the insurance carried by Tenant pursuant to Section 13.1 and the insurance proceeds are not required to be paid to any mortgagee under any mortgage upon the Demised Premises, then Landlord shall, after the adjustment of the insurance loss and receipt of insurance proceeds, immediately commence and diligently pursue the restoration of such improvements to good and tenantable condition unless Landlord shall elect not to rebuild as hereinafter provided. If
(a) the insurance proceeds are insufficient to pay the full cost of the repairs (unless Tenant deposits sufficient funds with Landlord pursuant to Section 13.3 to pay the full cost of the repairs), (b) more than thirty-five percent (35%) of the improvements on the Demised Premises shall be destroyed by fire or other casualty, or (c) during the last twelve (12) months of the Lease Term (unless Tenant has previously exercised its option to renew), more than twenty percent (20%) of the improvements on the Demised Premises shall be destroyed by fire or other casualty, then each of Landlord and Tenant may, at its option, terminate this Lease by notice in writing delivered to the other within one hundred twenty
(120) days after the occurrence of such fire or other casualty. If Landlord is obligated or elects to perform such repairs, the improvements on the Demised Premises are partially or totally untenantable, the fire or other casualty occurred through no fault directly or indirectly or Tenant, its employees, agents, contractors, customers or invitees and provided that rental interruption insurance is available at the time in question for similar properties in the locality in which the Demised Premises are located, then the Rent shall be proportionately reduced during the period of rebuilding, based upon the untenantable portion of the improvements on the Demised Premises, provided that Tenant does not in fact occupy such untenantable portion of the Demised Premises.

13.3     TENANT'S DEPOSIT FOR REBUILDING

         If the insurance proceeds available for rebuilding are insufficient to cover the cost of repair or restoration of the Demised Premises as required hereunder, Tenant, so long as Tenant is not in default, may elect to deposit with Landlord, or to the title company holding the insurance proceeds in escrow, an amount which in combination with the insurance proceeds shall be sufficient for such repairs or restorations. In the event Tenant elects not to deposit such funds, then Landlord shall be relieved of any obligation to repair or restore the Demised Premises. Landlord shall have no obligation hereunder if the insurance proceeds are paid to any mortgagee under any mortgage upon the Demised Premises.

13.4     WAIVER OF SUBROGATION

         Any insurance policy carried by Landlord or Tenant or any policy covering both the interest of Landlord or Tenant under this Section 13 shall include a provision under which the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy. Landlord or Tenant hereby release and discharge each other from any liability whatsoever arising from any loss, damage or injury caused by fire or other casualty to the extent of the insurance covering such loss, damage or injury.

                                   SECTION 14

                                 EMINENT DOMAIN

14.1     TOTAL CONDEMNATION

         If the whole of the Demised Premises shall be taken by any condemning authority under the power of eminent domain or conveyed in lieu of any such taking, then the term of this Lease shall cease as of the date actual physical possession of the Demised Premises is transferred to such condemning authority and the Rent shall be paid up to that day with a proportionate refund by Landlord of such Rent as may have been paid in advance for a period subsequent to the date of the transfer of actual physical possession.

14.2     PARTIAL CONDEMNATION

         If only a part of the Demised Premises shall be taken by any condemning authority under the power of eminent domain or conveyed in lieu of any such taking, then, except as otherwise provided in this Section, this Lease and the term shall continue in full force and effect and there shall be no reduction in the Rent. From and after the date actual physical possession of a portion of the building or parking area on the Demised Premises is transferred to such condemning authority, the Rent shall be reduced in the proportion which the floor area of the part of the building on the Demised Premises so acquired, if any, bears to the total floor area of the building on the Demised Premises immediately prior to the date such actual physical possession is transferred. If
(a) more than thirty-five percent (35%) of the floor area of all buildings on the Demised Premises or such other portion of the Demised Premises as shall materially interfere with Tenant's use of the Demised Premises as permitted hereunder shall be taken under eminent domain or conveyed in lieu of any such taking, or (b) more than thirty-five percent (35%) of the parking spaces on the Demised Premises shall be taken under eminent domain or conveyed in lieu of any such taking and Landlord is unable to provide parking spaces on land immediately contiguous to the Demised Premises equal to one-half of the number of parking spaces taken, Landlord and Tenant shall each have the right to terminate this Lease and declare the same null and void, by written notice of such intention to the other party within thirty (30) days after the date the order is entered in such eminent domain proceeding establishing the date upon which actual physical possession shall be transferred to the condemning authority. In the event neither party exercises said right of termination, the Lease Term shall cease only on the part of the

Demised Premises so taken as of the date actual physical possession is transferred to the condemning authority and Tenant shall pay Annual Base Rent and Additional Rent up to that day, with appropriate refund by Landlord of such Rent as may have been paid in advance for a period subsequent to the date actual physical possession is transferred, and thereafter all the terms herein provided shall continue in effect, except that the Rent shall be reduced in the proportion stated above and Landlord shall, at its own cost and expense, make all the necessary repairs or alterations to the remaining Demised Premises so as to cause it to be a complete architectural unit.

14.3     LANDLORD'S AND TENANT'S DAMAGES

         All damages awarded for such taking under the power of eminent domain or any consideration paid for a conveyance in lieu thereof, whether for the whole or a part of the Demised Premises, shall belong to and be the property of Landlord whether such damages or other consideration shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Demised Premises; provided, however, that Landlord shall not be entitled to the award made for depreciation to, and cost of removal of, Tenant's stock and fixtures. Tenant shall be entitled to seek a separate award for loss of Tenant's fixtures.

                                   SECTION 15

                               ACCESS TO PREMISES

         Landlord or Landlord's agents and designees shall have the right to enter the Demised Premises at all reasonable times upon five (5) days' prior notice (which may be telephonic), except that no notice shall be required in the event of an emergency, to inspect or examine the same, and to show them to prospective purchasers or mortgagees of the Demised Premises and to make such tests, repairs, alterations, improvements or additions as Landlord may reasonably deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the Annual Base Rent and Additional Rent shall in no way abate (provided the Demised Premises are not rendered entirely unusable thereby, and if a portion of the Demised Premises is rendered entirely unusable thereby and Tenant does not in fact use such portion of the Premises, then there shall be a proportionate abatement of Rent) while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of the business of Tenant, or otherwise. In the exercise of its rights under this Section, Landlord shall use all reasonable efforts, which shall not include the use of overtime labor, to minimize interference with Tenant's conduct of business in the Demised Premises during normal business hours. During the six (6) months prior to the expiration of the Lease Term, Landlord may exhibit the Demised Premises to prospective lessees and place upon the Demised Premises the usual "To Let" or "For Rent" notices.

                                   SECTION 16

                             FIXTURES AND EQUIPMENT

         All fixtures and equipment installed by Tenant (other than Tenant's trade fixtures) during the term of this Lease which are incorporated and affixed to the Building or improvements and cannot be removed without damage or injury to the Building or improvements shall not be removed without Landlord's consent (but shall be removed at Landlord's direction), and all fixtures and equipment not removed shall remain the property of Landlord at the termination of the Lease Term.
In the event Landlord consents to such removal (or directs Tenant to perform any such removal), Tenant shall remove such fixtures in accordance with all applicable Laws and Restrictions and shall promptly repair any such damage or injury in a good and workmanlike manner.

                                   SECTION 17

                       BANKRUPTCY AND INSOLVENCY OF TENANT

         If the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or if any receiver be appointed for the business and property of Tenant or if any assignment shall be made of Tenant's property for the benefit of creditors (and as to such matters involuntarily taken against Tenant, Tenant, has not within ninety (90) days thereof obtained release or discharge therefrom), then this Lease may be cancelled at the option of Landlord. If, as a matter of law, Landlord has no right upon the bankruptcy of Tenant, to terminate this Lease, then the rights of Tenant, as debtor, or its trustee, shall be deemed abandoned or rejected unless Tenant, as debtor or its trustee, (a) within sixty (60) days after the date of the Order for Relief under Chapter 7 of the Bankruptcy Code or sixty (60) days after the date the Petition is filed under Chapter 11 of the Bankruptcy Code assumes in writing the obligations under this Lease, (b) cures or adequately assures the cure of all defaults existing under this Lease on Tenant's part within sixty (60) days and (c) furnishes adequate assurances of future performance of the obligations of Tenant under this Lease within such sixty (60) days. Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the costs of such cure. Adequate assurance of future performance of the Tenant's obligations under this Lease means increasing any existing security deposit or creating a security deposit in an amount equal to three (3) Monthly Installments of Base Rent. Tenant shall not be permitted to assume and assign this Lease in connection with any bankruptcy or insolvency proceedings unless: (a) Landlord is provided with the following information regarding the party desiring to assume the Lease ("Assumptor") which Landlord in its sole and absolute discretion deems sufficient: (1) organizational information regarding the Assumptor, (2) audited financial statements for the three (3) most recent fiscal years, and (3) such other information as Landlord deems appropriate; (b) Landlord determines that the use of the Demised Premises by the Assumptor is compatible with the character of the Building; (c) all existing defaults under this Lease are cured at least ten (10) days prior to any hearings in connection with Tenant's request to assume and assign the Lease; (d) the Assumptor at any such hearing provides adequate assurance of its future performance of the Lease as determined by Landlord in its sole and absolute discretion, which adequately assurance shall include at least: (1) posting of a security deposit equal to three (3) Monthly Installments of Base Rent, if such was not already posted by Tenant, (2) paying in advance to Landlord the next six (6) Monthly Installments of Base Rent, or posting an irrevocable letter of credit for such amount, (3) establishing with Landlord an escrow in advance for the full cost of all Taxes and insurance charges as required under the Lease for the next twelve (12) months of the Lease and thereafter on an annual basis in advance; (4) providing Landlord with an unconditional continuing guarantee of the Lease executed by the owners or officers of the Assumptor; and (5) the Assumptor executes a written agreement assuming the Lease and such Lease amendments as are necessary, which agreements and amendments are satisfactory to Landlord in its sole and absolute discretion.

                                   SECTION 18

                                RIGHT TO MORTGAGE

         Landlord reserves the absolute right to subject and subordinate this Lease, at all times, to the lien of any mortgage or mortgages now or hereafter placed upon the Demised Premises. Although the foregoing subordination is self-operative, in the event Landlord exercises its right hereunder, Tenant shall execute and deliver, or join in the execution and delivery of an agreement which shall provide, among other things, (a) that this Lease is subordinate to the lien of any mortgage or mortgages upon the Demised Premises and (b) that the Tenant shall attorn to any foreclosing mortgagee or purchaser at the foreclosure sale. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant for purposes of executing and delivering in the name of Tenant such an agreement. Landlord agrees to request and use reasonable efforts to obtain from the holder of any superior mortgage or superior lease, as the case may be, executed after the date hereof a subordination, non-disturbance and attornment agreement from the mortgagee under such superior mortgage or the lessor under such superior lease, as the case may be, wherein such mortgagee or lessor, as the case may be, agrees to recognize the interest of Tenant under this Lease in the event of foreclosure or in the event of a termination of the superior lease, as the case may be, provided Tenant is not then in default under this Lease. Landlord shall have no liability to Tenant if such non-disturbance agreement is not executed or delivered or, if executed and delivered, the parties thereto (other than Landlord) do not abide by the respective terms thereof.

                                   SECTION 19

                 ASSIGNMENT, SUBLETTING AND TRANSFERS BY TENANT

         (a) Tenant shall not sell, assign, sublet, hypothecate, encumber, mortgage or in any manner transfer this Lease or any estate or interest therein (including any transfer by operation of law or otherwise), the Demised Premises or any part thereof or permit the use of the Demised Premises by any third party (collectively "Transfer") without the prior written consent of the Landlord. In the event of any Transfer by Tenant without Landlord's prior written consent, Landlord, at its option, may either: (a) accelerate payment of all Rent and amounts due for Taxes and insurance (which will be paid by Landlord when due) payable during the balance of the unexpired Lease Term and receive immediate payment thereof or (b) terminate this Lease, re-enter and repossess the Demised Premises, and enforce all other remedies available under this Lease or permitted by law as a result of Tenant's default. Consent by Landlord to one or more Transfers shall not be deemed to be consent to a subsequent Transfer or to waive Landlord's rights in connection therewith. The acceptance of Rent or Additional Rent from an assignee, subtenant or occupant shall not constitute a release of Tenant from the obligations and covenants in this Lease. Tenant shall remain liable under this Lease unless and until Landlord executes and delivers a written release of such liability. Landlord's consent hereunder shall not be unreasonably withheld only in the event of a Transfer of all or any pail of the Demised Premises to any parent corporation of Tenant or wholly owned subsidiary of Tenant. In the event of a Transfer by Tenant, with or without Landlord's consent, then an amount equal to fifty percent (50%) of all rent, sums of money or other economic consideration owed to or received by Tenant as a result of such Transfer which exceed, in the aggregate, the total sums of Rent, Additional Rent or other economic consideration which Tenant is obligated to pay Landlord under this Lease, shall be immediately payable to Landlord upon receipt by Tenant as Additional Rent under this Lease without affecting or reducing any obligations of Tenant hereunder.

         (b) Tenant shall have the right to assign this Lease or sublet all or any portion of the Demised Premises without Landlord's consent to any "Related Entity" (for so long as such entity continues to be a Related Entity), provided that Tenant gives Landlord prior written notice as provided in clause (i) below, which notice shall include evidence reasonably satisfactory to Landlord that such entity is a Related Entity. For purposes hereof, "Related Entity" shall mean any corporation or other business entity which controls, is controlled by or is under common control with Tenant, and "control" shall mean ownership of fifty percent (50%) or more of the outstanding voting capital stock of a corporation or fifty percent (50%) or more of the beneficial interests of any other entity and, in either case, the ability effectively to control the business decisions of Tenant. Tenant shall also have the right to assign this Lease or sublet all or any portion of the Demised Premises without Landlord's consent to another entity into which Tenant is merged or consolidated or to which all or substantially all of Tenant's stock or assets are sold or transferred, provided, however, that Tenant gives Landlord written notice as provided in clause (i) below, which notice shall include evidence reasonably satisfactory to Landlord that after completion of the contemplated transaction, in Landlord's reasonable judgment, the proposed assignee or subtenant will be of sound financial condition able to perform its obligations under the Lease or such sublease, as the cases may be. Further, the shareholders of Tenant shall have the right, without Landlord's consent, to engage in sales of Tenant's stock, provided that Tenant's use of the Demised Premises shall continue to be conducted in the same manner as provided herein. The following conditions shall apply to any assignment or sublease pursuant to this paragraph: (i) Tenant shall be required to provide Landlord with not less than thirty (30) days' prior written notice of such assignment or sublease setting forth the name of such assignee or subtenant; (ii) Tenant shall not at the time of such assignment or sublease be in default under any of the terms, covenants or conditions of this Lease; (iii) Tenant shall not be released or discharged from any of its obligations under this Lease in connection with or as a result of any such assignment or sublease; (iv) any such assignee or subtenant shall use the Demised Premises or such portion thereof as may be subleased only for the uses permitted pursuant to the terms of this Lease; (v) such assignment or sublease is made for a valid intracorporate business purpose and is not made to circumvent the provisions of this Section 19; and (vi) in the case of any assignment, such assignee shall agree in writing, in form and substance reasonably acceptable to Landlord, to perform all of the unperformed terms, covenants and conditions of this Lease, and, in the case of a sublease, the sublease shall specifically provide that the subtenant will be bound by all of the terms and conditions of this Lease and the sublease will be subject and subordinate to this Lease and to all matters to which this Lease is subject and subordinate.

                                   SECTION 20

                                SALE OR TRANSFER

         Landlord shall have the right to sell, transfer or assign the Demised Premises ("Conveyance"). In the event of a Conveyance, Tenant shall attorn to the purchaser, transferee or assignee ("Transferee") and recognize such Transferee as Landlord under this Lease and Landlord shall be relieved from all subsequent obligations and liabilities under this Lease, provided such obligations are assumed in writing by such Transferee and a copy thereof is provided to Tenant.

                                   SECTION 21

                          DEFAULT, RE-ENTRY AND DAMAGES

21.1     DEFAULT

         The following shall constitute a default under this Lease: (a) failure to pay any Annual Base Rent or Additional Rent due hereunder within ten (10) days after notice that the same is (are) due; (b) failure to perform any of the other terms and conditions of this Lease (other than as set forth in clause (a) above or clauses (c) through (e) below), and such failure remains uncured for thirty (30) days following written notice, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days, if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord and in any event prior to such time as would either (i) subject Landlord, Landlord's agents, any superior lessor or superior mortgagee to prosecution for a crime or (ii) cause a default under any ground lease or any mortgage covering the Demised Premises; (c) any attempted Transfer (as defined in Section 19) of the Demised Premises or taking of any other action requiring Landlord's consent, without receiving such consent; (d) the commission by Tenant of any waste, which shall include the failure to pay taxes, hazard insurance premiums and persistent failure to maintain and repair the Demised Premises; or
(e) abandonment or vacating of the Demised Premises for a consecutive period in excess of 120 days.

21.2     RE-ENTRY AND DAMAGES

         In the event of Tenant's default, Landlord, in addition to all of its other remedies under this Lease, at law or in equity, shall have the right to re-enter the Demised Premises, with or without process of law, using such force as may be necessary to remove all persons and property therefrom. Upon such default, Landlord, at its option, may either terminate this Lease, or without terminating this Lease, relet the Demised Premises or any part thereof on such terms and conditions as Landlord deems advisable in its reasonable discretion. Landlord agrees to use its best efforts to mitigate its damages upon a default by Tenant and, in connection therewith, to consider in good faith any prospective replacement tenant(s) procured by Tenant. The proceeds of such reletting shall be applied (a) First, to the payment of any indebtedness due from Tenant to Landlord other than Annual Base Rent or Additional Rent hereunder; (b) Second, to the payment of any reasonable costs of such reletting, including, without limitation, the cost of any reasonable alterations and repairs to the Demised Premises, brokerage fees and expenses, advertising expenses, inspection fees and attorney's fees; (c) Third, to the payment of Annual Base Rent and Additional Rent due and unpaid hereunder; (d) Fourth, to any other damages, costs and expenses incurred by Landlord as a result of Tenant's breach; and (e) the residue, if any, shall be held by Landlord and applied in payment of future Annual Base
Rent and Additional Rent as the same may become due and payable hereunder. Should the proceeds of such reletting during any month be less than the monthly installment of Annual Base Rent or Additional Rent required hereunder, then Tenant shall during such month pay such deficiency to Landlord upon demand. No reentry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless written notice of such intention is given to Tenant. In the event Landlord elects to terminate this Lease, then Landlord shall have the right to accelerate all of the Annual Base Rent and Additional Rent due hereunder for the balance of the term of this Lease and Tenant shall forthwith pay to Landlord upon demand, as liquidated damages, the deficiency between the amount of said accelerated rent and the proceeds of reletting, if any, for what would have otherwise constituted the balance of the Lease Term or the reasonable rental value of the Demised Premises for such balance of the Lease Term if the Demised Premises are not relet by Landlord within thirty (30) days following Tenant's default. In computing such liquidated damages there shall be added to such deficiency any expenses incurred in connection with obtaining possession of the Demised Premises and reletting the Demised Premises, whether such reletting is successful or not, which expenses include, but are not limited to, attorneys' fees, brokerage fees and expenses, advertising expenses, reasonable alterations and repairs to the Demised Premises, and inspection fees.

21.3     WAIVER OF LANDLORD'S LIABILITY

         Landlord shall have no liability or responsibility in any way whatsoever for its failure to relet the Demised Premises or, in the event of reletting, for failure to collect the rent under such reletting. The failure of Landlord to relet the Demised Premises or any part thereof shall not release or affect Tenant's liability for Rent or damages.

21.4     LANDLORD'S RIGHTS CUMULATIVE

         All the rights and remedies of Landlord hereunder shall be cumulative and in addition to all other rights and remedies allowed by law or equity and may be exercised separately or jointly without constituting an election of remedies.

21.5     WAIVER OF JURY TRIAL AND COUNTERCLAIM

         In the event Landlord commences any proceedings against Tenant in connection with this Lease, Tenant shall not interpose any non-compulsory counterclaim in any such proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such a claim in any separate action brought by Tenant. Landlord and Tenant waive trial by jury in any action or proceeding brought by either party on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of lessor and lessee, Tenant's use or occupancy of the Demised Premises, or any claim of injury or damage.

21.6     NON-LIABILITY

         Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Demised Premises from any other cause whatsoever (unless the same is due to the gross negligence or willful misconduct of Landlord), and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

                                   SECTION 22

                        LANDLORD'S RIGHT TO CURE DEFAULTS

         If Tenant defaults in the performance of any provision of this Lease, Landlord shall have the right (but not the obligation) in addition to any and other rights and remedies in the event of default, to cure such default for the account of Tenant, without prior notice to Tenant, and Tenant shall upon receipt of notice thereof and demand for payment from Landlord pay any payment or expenditure made by Landlord with the next monthly installment of Annual Base Rent, together with interest at the "prime interest rate" as defined in Section
5.6 plus 4%.

                                   SECTION 23

                                SECURITY INTEREST

                              INTENTIONALLY DELETED

                                   SECTION 24

                                 QUIET ENJOYMENT

         Landlord covenants that so long as Tenant pays the Rent and is not in default of any of the terms and conditions of this Lease, Tenant may, subject to the terms hereof, peacefully and quietly hold and enjoy the Demised Premises for the Lease Term without interference by Landlord or any person claiming by, through or under Landlord.

                                   SECTION 25

                                  HOLDING OVER

         In the event of Tenant holding over after the expiration of the Lease Term, then the tenancy shall continue from month to month in the absence of a written agreement to the contrary, subject to all the terms and provisions hereof, except the monthly installment of Annual Base Rent shall be equal to 125 percent (125%) of the monthly installments of Annual Base Rent due for the last full month of the Lease Term.

                                   SECTION 26

                         CUMULATIVE REMEDIES AND WAIVER

26.1     CUMULATIVE REMEDIES

         Each and every right, remedy and benefit provided by this Lease to Landlord shall be cumulative and shall not be exclusive of any other right, remedy or benefit allowed by law. These remedies may be exercised jointly or severally without constituting an election of remedies.

26.2     WAIVER

         One or more waivers by either party hereto of any term and condition hereof or default by the other party hereunder shall not be construed as a waiver of such term and condition or default in the future or any subsequent default for the same cause. Any consent or approval given by Landlord requiring such consent or approval shall not constitute consent or approval to any subsequent similar act by Tenant. If either party shall bring an action against the other to enforce any of the provisions of this Lease or to protect its interest in any matter arising under this Lease or to recover damages for the breach of this Lease, the prevailing party in such action shall be entitled to recover its cost of suit and reasonable attorneys' fees expended or incurred in connection therewith.

         No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Annual Base Rent shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

                                   SECTION 27

                                  DEFINITION OF

                         LANDLORD, LANDLORD'S LIABILITY

         The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease, shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

         If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Demised Premises, and Landlord shall not be liable for any deficiency.

                                   SECTION 28

                                      WASTE

         Tenant shall not commit or suffer to be committed any waste upon the Demised Premises.

                                   SECTION 29

                         TENANT'S FINANCIAL INFORMATION

         Tenant agrees, upon request by Landlord in connection with any proposed financing of the Demised Premises, to provide to Landlord such financial reports or statements as may have been prepared (but Tenant shall have no obligation to prepare new financial statements or to have any unaudited statements audited).

                                   SECTION 30

                                      SIGNS

         Tenant will not place or cause to be placed or maintained any sign or advertising matter of any kind anywhere on the exterior of the Demised Premises without Landlord's prior written approval. No illuminated signs located in the interior of the Demised Premises and which are visible from the outside shall advertise any product. Tenant further agrees to maintain in good condition and repair at all times any such sign or advertising matter of any kind which has been approved by Landlord for use by Tenant.

                                   SECTION 31

                                SECURITY DEPOSIT

                             INTENTIONALLY DELETED.

                                   SECTION 32

                                  MISCELLANEOUS

32.1     LEASE CHANGES REQUIRED BY LENDER

         This Lease shall be subject to modification of non-economic terms contained herein at the request of any first mortgage lender furnishing financing to Landlord in connection with the Demised Premises.

32.2     ENTIRE AGREEMENT

         This Lease and exhibits attached hereto and forming a part hereof, set forth all of the covenants, agreements, stipulations, promises, conditions, understandings and representations, hereinafter collectively "Representations" between Landlord and Tenant concerning the Demised Premises and the buildings and improvements to be constructed thereon. Landlord and Tenant agree that there are no Representations other than set forth herein and agree to make no claims against each other based upon Representations not set forth herein.

32.3     MODIFICATION

         This Lease shall not be modified or amended unless by a writing signed by Landlord and Tenant.

32.4     JOINT VENTURE, MORTGAGE

         Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating relationship of mortgagor and mortgagee, principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither this method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of lessor and lessee.

32.5     NOTICES

         Except as specifically provided otherwise in this Lease, any notices or demands required under this Lease shall be given in writing and either delivered personally or sent by certified mail, return receipt requested, postage prepaid and addressed to the address of Landlord or Tenant as set forth in Section I hereof or such other address as Landlord or Tenant shall designate from time to time by written notice to the other and shall be deemed received three (3) days after being deposited in the mail or upon personal hand-delivery.

32.6     INTENTIONALLY OMITTED.

32.7     ESTOPPEL CERTIFICATE

         Upon request by Landlord, Tenant shall, from time to time, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is in full force and effect and unmodified (or if modified specifying the nature of the modification), the dates to which Rent and other charges have been paid, that Landlord is not in default hereunder (or if in default, specifying the nature of any default) and such other matters pertaining to the Lease or Tenant's occupancy of the Demised Premises as Landlord may reasonably request. It is understood that such statement may be relied upon by Landlord, a prospective purchaser, mortgagee or assignee of any mortgagee of Landlord's interest in the Demised Premises or this Lease.

         Landlord shall, without charge, at any time and from time to time during the term of this Lease, but in no event more often than once in any twelve (12) month period, within thirty (30) days after receipt by Landlord of written request therefor from Tenant, deliver a duly executed and acknowledged certificate or statement to Tenant certifying: (a) that this Lease is unmodified and in full force and effect, or, if there has been any modification, that the same is in full force and effect as modified, and stating any such modification;
(b) the date of commencement of the term of this Lease; (c) that Annual Base Rent is paid currently without any offset or defense thereto; (d) the dates to which the Annual Base Rent and other charges payable hereunder by Tenant have been paid, and the amount of Annual Base Rent paid in advance; and (e) any other matter relating to the status of this Lease as shall be reasonably requested by Tenant; provided, that, in fact, such facts are accurate and ascertainable by Landlord.

32.8     GENDER

         Whenever the singular is used herein, the same shall include the plural and the masculine, feminine and neuter genders.

32.9     CAPTIONS AND SECTION NUMBERS

         The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

32.10    BROKER'S COMMISSION

         Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, finder or similar person acting in the capacity of a broker in connection with this Lease and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any claim of any broker, finder or similar person resulting from or arising out of an alleged agreement or act by Tenant, including, without limitation, the cost of counsel fees in connection therewith. The provisions of this Section 32.10 shall survive the expiration or earlier termination of this Lease.

         Landlord represents and warrants to Tenant that Landlord has not dealt with any broker, finder or similar person acting in the capacity of a broker in connection with this Lease and Landlord agrees to indemnify Landlord and hold it harmless from all liabilities arising from any claim of any broker, finder or similar person resulting from or arising out of an alleged agreement or act by Landlord including, without limitation, the cost of counsel fees in connection therewith. The provisions of this Section 32.10 shall survive the expiration or earlier termination of this Lease. 32.11 RECORDING

         Landlord and Tenant agree to execute and record a memorandum of lease, in form and substance reasonably satisfactory to Landlord, Tenant and their respective counsel.

32.12    INTEREST ON PAST DUE AMOUNTS

         Any rent, late charges or other sums payable by Tenant to Landlord under this Lease which are not paid within ten (10) days after written notice from Landlord shall bear interest at a per annum rate equal to the Prime Rate (as hereinabove set forth), plus four percent (4%) per annum. Such interest will be due and payable as Additional Rent upon demand and will accrue from the date that such Rent, late charges or other sums are payable under the provisions of this Lease until actually paid by Tenant.

32.13    EXECUTION OF LEASE

         The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

32.14     CONSTRUCTION

         This Lease shall be construed and enforced in accordance with the laws of the State of Michigan. If any provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent be invalid or unenforceable, the remaining provisions of this Lease shall not be affected thereby and shall be valid and enforceable.

32.15    BINDING EFFECT

         This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and permitted transferees.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.



IN THE PRESENCE OF:                     LANDLORD:

                                        MAPLE LANE ACQUISITION LIMITED
                                        LIABILITY COMPANY, a Delaware
                                        limited liability company


                                        By :
----------------------------------          ----------------------------------

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                                        TENANT:


                                        CREATIVE CONCEPTS IN ADVERTISING,
                                        INC., a Michigan corporation


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